UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. _ )

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PREMIER BIOMEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

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PREMIER BIOMEDICAL, INC.

P.O. Box 31374

El Paso, Texas 79930

January 15, 2016

NOTICE OF ACTION BY WRITTEN CONSENT

IN LIEU OF MEETING OF STOCKHOLDERS

TO OUR SHAREHOLDERS:

This Information Statement is furnished by the Board of Directors of Premier Biomedical, Inc., a Nevada corporation (the "Company"), to holders of record of the Company's common stock, $0.00001 par value per share, at the close of business on January 4, 2016. The purpose of this Information Statement is to inform the Company's stockholders of certain actions taken by the written consent of the holders of a majority of the Company's voting stock, dated as of January 4, 2016. This Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes. This Information Statement provides notice that the Board of Directors has recommended and approved, and holders of a majority of the voting power of our outstanding stock have approved, the following items:

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock from 300,000,000 shares, par value $0.00001, to 1,000,000,000 shares, par value $0.00001 (the "Increase in Authorized Amendment").

The Company has taken this action in order to provide the necessary security for its singular long-term funding source in order to prevent the selling actions of multiple lenders and the resultant uncontrolled selling pressure experienced in the past. In order to assure stockholders and investors, the Company has eschewed any current consideration of reverse splits, but has chosen rather to continue execution of its business plan to grow the Company through technology development and joint ventures, which are intended to bring its products to market more quickly and to thereby generate revenue to finance ongoing research and development without the necessity of funding operations through lending.

The Increase in Authorized Amendment will become effective on or about February 9, 2016. The Increase in Authorized Amendment is more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors

By:
William Hartman, President

Dated: January 15, 2016
El Paso, Texas

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS' RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the "Common Stock") of Premier Biomedical, Inc., a Nevada corporation (the "Company")by the Board of Directors to notify them about certain actions that the holders of a majority of the Company's outstanding voting stock (the "Majority Stockholders") have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on January 4, 2016.

Copies of this Information Statement are first being sent on or before January 19, 2016 to the holders of record on January 4, 2016 of the outstanding shares of the Company's Common Stock.

General Information

Stockholders of the Company owning a majority of the Company's outstanding voting stock have approved the following action (the "Action") by written consent dated January 4, 2016, in lieu of a special meeting of the stockholders:

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized Common Stock from 300,000,000 shares, par value $0.00001, to 1,000,000,000 shares, par value $0.00001 (the "Increase in Authorized Amendment").

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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Dissenters' Right of Appraisal

No dissenters' or appraisal rights under the Nevada Revised Statutes ("NRS") are afforded to the Company's stockholders as a result of the approval of the Action.

Vote Required

The vote which was required to approve the above Action was the affirmative vote of the holders of a majority of the Company's voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The Company has 10,000,000 authorized shares of Preferred Stock, 2,000,000 of which have been designated as Series A Convertible Preferred Stock (the "Preferred Stock"), all 2,000,000 of which are issued and outstanding as of the date hereof. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Company are entitled or required to vote.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, was the close of business on January 4, 2016 (the "Record Date"). As of the Record Date, the Company had outstanding 82,331,062 shares of Common Stock and 2,000,000 shares of Preferred Stock, resulting in total votes by all voting securities of 282,331,062. Holders of the Common Stock and Preferred Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable.

Transfer Agent

The transfer agent for our Common Stock is Interwest Transfer Co. Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

Vote Obtained Section 78.320 Nevada Revised Statutes

NRS 78.320 provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Action and in order to effectuate the Action as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders own in the aggregate approximately 74% of the outstanding voting stock.

Pursuant to NRS 78.370, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

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ACTION ONE
AMENDMENT TO THE COMPANY'S
ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

General

On January 3, 2016, the Board of Directors of the Company approved, declared it advisable and in the Company's best interest and directed that there be submitted to the holders of a majority of the Company's voting stock for approval, the prospective amendment to the Eighth Article of the Company's Articles of Incorporation to increase the authorized Common Stock from 300,000,000 shares, par value $0.00001, to 1,000,000,000 shares, par value $0.00001 (the "Increase in Authorized Amendment"), a copy of which is attached hereto as Exhibit A. On January 4, 2016, the Majority Stockholders approved the Increase in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Increase in Authorized Amendment

Currently, the Company is authorized to issue 300,000,000 shares of Common Stock. Of the 300,000,000 shares of Common Stock authorized, as of the Record Date, there were 82,331,062 shares of Common Stock issued and outstanding, and over 266,000,000 shares of Common Stock reserved for issuance upon the exercise of outstanding convertible debt, warrants, and options. Consequently, in the event of the conversion of one or more convertible notes, or the exercise of warrants or options, the Company would not have sufficient authorized but unissued shares of Common Stock to honor the conversions.

Pursuant to a Securities Purchase Agreement that we entered into with Redwood Management, LLC on December 28, 2016, we agreed to reserve an additional 336 million shares of our common stock for issuance upon full conversion of promissory notes sold to them. Upon funding from Redwood, and repayment of debt obligations owed to two (2) existing noteholders, the 266 million shares currently held in reserve and referenced above will be released. Depending on how we repay the debt obligations to Redwood, we may or may not issue any of the 336 million shares of our common stock that are held in reserve for their benefit.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors and Majority Stockholders approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which they believe will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Increase in Authorized Amendment, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock. There are no specific financing transactions under consideration at this time.

In addition, the Company's growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. There are no specific acquisitions under consideration at this time.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 4, 2016, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(7)	23,755,000	(5)	23.04%	1,000,000	50.0%

Dr. Mitchell S. Felder (4) P.O. Box 1332 Hermitage, PA 16148	23,012,672	(6)	23.22%	1,000,000	50.0%

Heidi H. Carl (4)(7)	3,270,000	(10)	3.87%	-	-

Jay Rosen (4)	1,670,000	(11)	2.01%	-	-

John S. Borza (4)	3,976,000	(8)	4.66%	-	-

Richard T. Najarian (4)	5,061,200	(9)	5.96%	-	-

All Officers and Directors as a Group (6 Persons)	60,744,872	(5)(6)(8)(9)(10)(11)	47.38%	2,000,000	100.0%

___________

(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.
(2)

Unless otherwise indicated, based on 83,331,062 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.
(4)	Indicates one of our officers or directors.
(5)

Includes 17,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,600,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

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(6)

Includes 13,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,600,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(7)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.
(8)

Includes 20,000 shares owned by Mr. Borza's spouse, 1,050,000 shares of common stock that may be acquired by Mr. Borza at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,200,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 600,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(9)

Includes 1,050,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, and 70,000 shares that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded. Also includes 30,000 shares owned by each of Mr. Najarian's spouse, and two minor children (a total of 90,000 shares), 1,200,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 200,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(10)

Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,400,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 750,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(11)

Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 400,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 200,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

There are no current arrangements which will result in a change in control.

By Order of the Board of Directors

William Hartman, President

Dated: January 15, 2016
El Paso, Texas

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Exhibit A

Increase in Authorized Amendment

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PREMIER BIOMEDICAL, INC.

(Pursuant to NRS 78.385 and 78.390 - after issuance of stock)

The undersigned, being the President and Secretary, respectively, of Premier Biomedical, Inc., a Nevada Corporation, hereby certifies that pursuant to approval of the Board of Directors of said Corporation on January 3, 2016, and pursuant to Majority Approval of the Shareholders of said Corporation on January 4, 2016, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

The undersigned certify that Article 8 of the Articles of Incorporation is amended and restated to read as follows:

"8.

This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Billion (1,000,000,000) shares, par value $0.00001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Page 1 of 2

A.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B.

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C.

In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D.

No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal."

The undersigned hereby certifies that he has on February [insert], 2016, executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

William A. Hartman President	Heidi H. Carl Secretary